UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

CHINA NUVO SOLAR ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-48476	87-0567853
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

319 Clematis Street, Suite 703 West Palm Beach, FL. 33401
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (561) 514-9042

Copies to:

Peter Campitiello, Esq.

Tarter Krinsky & Drogin LLP

1350 Broadway

New York, New York 10018

Tel: 212-216-8085

Fax: 212-216-8001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward-looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission (“SEC”) which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

EXPLANATORY NOTE

SurgLine, Inc. (“SurgLine”) was incorporated on March 15, 2011 under the laws of the state of Nevada. The Company will focus on providing its customers with the highest quality medical and surgical products at the lowest possible cost by eliminating the “historical brand premium.”

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference to this Item 1.01.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

(A) SHARE EXCHANGE TRANSACTION WITH SURGLINE, INC.

On September 1, 2011, the Registrant entered into and consummated the First Amendment to the Agreement Concerning that Exchange of Securities (the “Share Exchange Agreement”) with SurgLine, Inc., a Nevada corporation (“SurgLine”) and the shareholders of SurgLine.  Upon consummation of the transactions set forth in the Agreement (the “Closing”), the Registrant adopted the business plan of SurgLine.

Pursuant to the Agreement, the Registrant agreed to acquire all of the outstanding capital stock of SurgLine in exchange (the “Share Exchange”) for the original issuance of an aggregate of 857,143 shares (the “Exchange Shares”) of the Registrant’s Series B Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”).  The Exchange Shares will be issued on a pro rata basis, on the basis of the shares held by such security holders of SurgLine at the time of the Exchange.  Further in accordance with the Agreement, and following an amendment of the Registrant’s Articles of Incorporation, the Exchange Shares will be converted into an amount of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) equal to 70% of the issued and outstanding Common Stock of the Registrant.  Additionally, pursuant to the provisions of the Share Exchange Agreement, the Company issued 163,609,476 newly issued shares of Common Stock to the SurgLine shareholders, in satisfaction of the anti dilution provisions in the Share Exchange Agreement.  As a result of the Share Exchange, SurgLine became a wholly-owned subsidiary of the Registrant. The parties have taken the actions necessary to provide that the Exchange is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended.  The Agreement contains customary representations, warranties and covenants of the Registrant and SurgLine for like transactions. The Share Exchange was effective upon the completed filing of Articles of Exchange with the Secretary of State of Nevada. The foregoing descriptions of the above referenced agreements do not purport to be complete. For an understanding of their terms and provisions, reference should be made to the Agreement attached as Exhibits 10.1 to this Current Report on Form 8-K. A copy of the press release dated September 6, 2011 announcing the completion of the documents relating to the Share Exchange is attached to this Form 8-K as Exhibit 99.1 and incorporated herein by reference.

On September 1, 2011, as a covenant to the Agreement, holders of a majority of the Registrant’s outstanding Common Stock voted to amend the Registrant’s Articles of Incorporation to increase the number of its authorized shares of capital stock from 1,500,000,000 shares to 6,500,000,000 par value $0.001 shares (the “Amendment”) of which (a) 6,475,000,000 shares were designated as Common Stock and (b) 25,000,000 shares were designated as blank check preferred stock.

At the effective time of the Exchange, our board of directors and officers was reconstituted by the resignation of Henry Fong as President and Chief Executive Officer of the Registrant and the appointment of Thomas G. Toland as a member of the Registrant’s Board of Directors, President and Chief Executive Officer and Richard Dutch as Secretary and Chief Operating Officer of the Registrant.

Additionally, the Registrant has agreed to issue 142,857 shares of its Series B Preferred Stock to Abod Partners, LLC. (“Abod”).  Abod has acted as a consultant to the Registrant in facilitating the Agreement by and among the Registrant and SurgLine. Upon the effectiveness of the increase in the authorized shares of capital stock of the Registrant, the 142,857 shares of Series B Preferred Stock were exchanged for 545,364,919 shares of our Common Stock.

(B) POST-EXCHANGE BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

The following table provides information, immediately after the Share Exchange, including the conversion of the Series B preferred Stock regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our common stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Common Stock (1)
Henry Fong 319 Clematis Street, Suite 703 West Palm Beach, FL 33401	65,062,774 (2)	1.2%

Richard W. Perkins 730 E Lake Street Wayzata, MN 55391	30,742,406 (3)	0.6%

Barry Hollander 319 Clematis Street, Suite 703 West Palm Beach, Fl. 33401	9,009,121 (4)	0.2%

Abod Partners, LLC 1499 Blake Street, Suite 10D Denver, Co. 80202	545,364,919	9.7%

Thomas G. Toland 1301 Dove Street Suite 800 Newport Beach, Ca. 92660	800,291,288	14.3%

Richard Dutch 1301 Dove Street Suite 800 Newport Beach, Ca. 92660	342,982,030	6.1%

MD Capital Advisers, Inc 1301 Dove Street Suite 800 Newport Beach, Ca. 92660	1,074,676,912	19.1%

Core Winner Holdings Limited 1301 Dove Street Suite 800 Newport Beach, Ca. 92660	1,074,676,912	19.1%
All Executive Officers and Directors as a Group (5 persons)	1,248,087,619 (5)	22.2%

(1)

Based on 5,617,258,666 shares of our common stock were outstanding.

(2)

In addition to 1,692,591 shares of common stock, this includes: (i) 3,000,000 shares underlying options granted under our 2007 Stock Option Plan; (ii) 17,930,650 shares of common stock owned by Gulfstream Financial Partners, of which Mr. Fong is the managing partner; (iii) 40,000,000 shares of common stock held by HF Services, LLC., in which Mr. Fong is a managing member; (iv) 439,533 shares of common stock held by another corporation in which Mr. Fong is an 80% shareholder and (v) 2,000,000 shares owned by Mr. Fong’s children.

(3)

In addition to 1,000,000 shares of common stock held directly by Mr. Perkins, this includes: (i) 3,000,000 shares underlying options granted under our 2007 Stock Option Plan; (ii) 1,500,000 shares of common stock held by a limited partnership of which Mr. Perkins is the general partner; (iii) 1,000,000 shares owned by a Corporation in which Mr. Perkins is a principal and stockholder; and (iv) 24,242,406 shares of common stock held by Richard W. Perkins Trust U/A 6/14/78 FBO Richard W. Perkins.

(4)

In addition to 1,609,121 shares of common stock held directly by Mr. Hollander, this includes: (i) 6,000,000 shares of restricted common stock owned by a limited liability company that Mr. Hollander is the managing partner and (ii)1,400,000 shares underlying options granted under our 2007 Stock Option Plan.

(5)

Includes 7,400,000 shares underlying options granted under our 2007 Stock Option Plan.

(C)  MANAGEMENT

Prior to the Effective Date, Mr. Henry Fong and Mr. Richard W. Perkins were the sole members of the Registrant's Board of Directors. Immediately following the Share Exchange, in accordance with the Registrant's bylaws and the Chapter 78 of the Nevada Revised Statutes, the Board of Directors appointed Thomas Toland Chief Executive Officer and President, and Richard Dutch as Chief Operating Officer and Secretary. Upon the filing of the Plan of Exchange, the directors and officers of the Registrant, is as follows:

Name	Age	Position
Henry Fong	75	Director
Thomas G. Toland	55	Chief Executive Officer, President and Director
Richard Dutch	51	Chief Operating Officer and Secretary
Barry Hollander	54	Chief Financial Officer and Treasurer
Richard W. Perkins	79	Director

Henry Fong has been a Director and the Chief Executive Officer of the Company since February 2002.  Mr. Fong has been the Chief Executive Officer of Techs Loanstar, Inc., a publicly traded Company, since February 2010 when it merged with ZenZuu USA (“ZZUSA”).  Mr. Fong was the Chief Executive Officer of ZZUSA since its inception in June 2009 and the Chief Executive Officer of ZZPartners, Inc. from its inception (April 2008) through its merger with ZZUSA.  Mr. Fong has been the president and a director of Alumifuel Power Corporation (f/k/a Inhibiton Therapeutics) since its inception in May 2004.  Mr. Fong was the president, treasurer and a director of Hydrogen Power, Inc. (f/k/a Equitex, Inc.) a publicly traded alternative energy company, from its inception in 1983 to January 2007. Mr. Fong has been a director of FastFunds Financial Corporation, a publicly traded financial services company, since June 2004.   Mr. Fong is currently the sole director, President and Chief Financial Officer of PB Capital International, Inc. (“PBIC”), a blank check shell company. PBIC is seeking to merge with a target company. PBIC filed a Form 10 registration statement which went effective in October 2009.  From 1959 to 1982 Mr. Fong served in various accounting, finance and budgeting positions with the Department of the Air Force. During the period from 1972 to 1981 he was assigned to senior supervisory positions at the Department of the Air Force headquarters in the Pentagon. In 1978, he was selected to participate in the Federal Executive Development Program and in 1981, he was appointed to the Senior Executive Service. In 1970 and 1971, he attended the Woodrow Wilson School, Princeton University and was a Princeton Fellow in Public Affairs. Mr. Fong received the Air Force Meritorious Civilian Service Award in 1982.  Mr. Fong has passed the uniform certified public accountant exam. In March 1994, Mr. Fong was one of twelve CEOs selected as Silver Award winners in FINANCIAL WORLD magazine's corporate American "Dream Team."

Thomas Toland, President and Chief Executive Officer. Mr. Toland has more than 30 years of healthcare management experience.  Mr. Toland has served as the Chief Executive Officer of SurgLine, Inc. since its inception in March 2011.  In 1983, Mr. Toland started his healthcare career with American Medical International until he resigned in 1986 and entered the accounting and financial management and business development positions with Summit Health Corporation, OrNda Health, and Tenet Healthcare.  In 2004, Mr. Toland founded Nationwide Pharmacy Management Group, which focused on the delivery of generic medications and prescription based medical foods to orthopedic surgeons, pain management physicians and primary treating physicians focused on delivering care to injured workers in the state of California. Most recently, Mr. Toland has been the CEO of a healthcare management consulting company located in Newport Beach, California. His clients have included hospitals, outpatient surgery centers, home health agencies, medical groups, and physician groups. Mr. Toland is a graduate of the University of Southern California with a Bachelor of Arts in Accounting in 1980.

Richard Dutch, Chief Operating Officer. Mr. Dutch has served as the President, Chief Operating Officer and Secretary of SurgLine, Inc. since its inception in March 2011.   Prior thereto and from June 1985 to March 2011 over 24 years of senior level experience primarily in the healthcare industry, most recently managing $40M in business within the acute and non-acute markets, direct reports and numerous new product launches. Mr. Dutch also has intimate knowledge and experience with 2 successful healthcare "start-ups," both in securing venture capital and launching the business. He is the current Vice President of Advanced Therapy Solutions committed to the chronic pain/Medicare market, where his responsibility is to the productivity, operations and financial ratios in accordance with corporate objectives. Mr. Dutch’s experience also includes over 18 years with the 3M Company (Fortune 100, Dow 30) from June 1985 to April 2004 having served in numerous sales and management positions leading the growth in the acute, non-acute, long-term and government healthcare markets. Formerly, he was the President of Sterling Medical Products, one the nations fasted growing healthcare distributors. Mr. Dutch’s formal education entails an MBA, BS in Health & Medical Science, Six Sigma certification and graduate of the FBI Citizens Academy.

Barry S. Hollander, Chief Financial Officer Mr. Hollander has been the CFO of the Registrant since 2002.  Simultaneously therewith, Mr. Hollander has served as the Chief Financial Officer of Techs Loanstar, Inc., a publicly traded Company, since February 2010 when it merged with ZZUSA.  Mr. Hollander was the Chief Financial Officer of ZZUSA since its inception in June 2009 and the Chief Financial Officer of ZZPartners, Inc. from its inception (April 2008) through its merger with ZZUSA.  Mr. Hollander has been the acting Chief Executive Officer of FastFunds Financial Corporation, a publicly traded company with limited business operations, since January 2007.  From 1994 to 1999, Mr. Hollander was the chief financial officer of California Pro Sports, Inc., an in-line skate importer, marketer and distributor.  In 1999 California Pro merged with Imaginon, Inc.  Mr. Hollander has a BS degree from Fairleigh Dickinson University and passed the uniform certified public accountant exam.

Richard W. Perkins.  Mr. Perkins has over 50 years experience in the investment business, has been President and Investment Manager for Perkins Capital Management since October 1984.  Perkins Capital Management is a registered investment advisor with significant experience in individual and institutional capital management including working directly with the public markets emphasizing the micro-cap sector.  Mr. Perkins is also a director of several public companies including: Synovis Life Technologies, Inc. since 1984, Nortech Systems, Inc. since 1993, and Vital Images, Inc. since 1985.

There is no family relationship between any of the Company’s officers and directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Summary Compensation of Executive Officers

The following table sets forth all of the compensation awarded to, earned by or paid to (i) each individual serving as the Company’s principal executive officer during the last three completed fiscal years ending July 31, 2010, 2009 and 2008; (ii) each other individual that served as an executive officer of the Company at the conclusion of the fiscal year ended July 31, 2010 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year.

Summary Compensation of Executive Officers

Name and Principal Position	Year	Salary (1)	Bonus	Equity Awards (2)	Option Awards(2)	All Other Compensation	Total
Henry Fong Chief Executive Officer and President Barry Hollander Chief Financial Officer	2010 2009 2008	$120,000 $120,000 $120,000	- - -	- - -	$20,000 - $57,000	- - -	$140,000 $120,000 $177,000
Thomas G. Toland Chief Executive Officer	2010 2009 2008	$7,000 $15,375 $12,500	- - -	- - -	$9,000 - $28,500	- - -	$16,800 $15,375 $41,000
Richard Dutch Chief Operating Officer	2010 2009 2008	$- $- $-	- - -	- - -	- - -	- - -	- - -
	2010 2009 2008	$- $- $-	- - -	- - -	- - -	- - -	- - -

(1)

 Mr. Fong’s salary is based on an accrual of $10,000 per month, during the fiscal years ended July 31, 2010, 2009 and 2008.  For the year ending July 31, 2010, Mr. Fong received cash compensation of $13,000 and is owed $273,000. Amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended July 31, 2010, 2009 and 2008, in accordance with SFAS 123(4) of stock option awards.

(2)

 On August 10, 2009, the Board of Directors granted 2,000,000 options to purchase shares of common stock under our  2007 Stock Option Plan (the “2007 Plan”) to Mr. Fong and 900,000 options to purchase shares of common stock under the 2007 Plan to Mr. Hollander. The options granted have an exercise price of $0.01 per share (the market price of our common stock on the date of the grant) and expire August 10, 2019.  These options were valued using the Black-Scholes option pricing model and determined to have a value of $20,000 and $9,000 respectively for Mr. Fong and Mr. Hollander; which amounts are included as “Option Awards” in the Summary Compensation Table for the fiscal year ended July 31, 2010.

No such awards were granted during the fiscal year ended July 31, 2009.

On November 27, 2007, the Board of Directors granted 1,000,000 options to purchase shares of common stock under our 2007 Stock Option Plan (the “2007 Plan”) to Mr. Fong and 500,000 options to purchase shares of common stock to Mr. Hollander.  The options granted have an exercise price of $0.07 per share (the market price of our common stock on the date of the grant) and expire November 27, 2017.  These options were valued using the Black-Scholes option pricing model and determined to have a value of $57,000 and $28,500 respectively for Mr. Fong and Mr. Hollander; which amounts are included as “Option Awards” in the Summary Compensation Table for the fiscal year ended July 31, 2008.

(o)

Narrative disclosure to summary compensation table.

The Company currently does not have any full-time employees other than its officers. Subsequent to the Share Exchange Agreement, the Company has month-to-month arrangements whereby it pays Mr. Toland $10,000 a month for his services as Chief Executive Officer and President, Mr. Dutch $10,000 per month for his services as Chief Operating Officer and Mr. Hollander $10,000 per month for his services as Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding each unexercised option and non-vested stock award held by each of the Company’s named executive officers as of July 31, 2010.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry Fong	1,000,000	-	$0.07	11/27/2012
	2,000,000	-	$0.01	8/10/2019
Barry S. Hollander	500,000	-	$0.07	11/27/2012
	900,000	-	$0.01	8/10/2019

Compensation of Directors

The Company did not pay any fees to their respective directors for attendance at meetings of the board; however, the Company may adopt a policy of making such payments in the future.  The Company will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

(D)      DESCRIPTION OF BUSINESS OF SURGLINE, INC.

COMPANY OVERVIEW

SurgLine, Inc (“SurgLine”) was formed in March of 2011. Our plan is to provide our own proprietary  label, of high quality medical and surgical products at discount prices.  The Company’s founders saw the need to help reduce costs in the acute care healthcare system, and particularly that of the Operating Rooms. The Company’s core business strategy is simply: Source and sell the highest quality medical and surgical products for substantially less, thereby reducing the “historical brand premium” that has historically been  absorbed  by healthcare end users, including hospitals, outpatient surgery centers, medical clinics, self-insured employers, managed care organizations, commercial insurance carriers and state and federal governmental payers.

Widespread economic challenges have impacted all healthcare providers as costs of goods continue to rise, patient reimbursement becomes more difficult and a growing percentage of patients  have either lost their health insurance or are in default on their medical bills. The healthcare sector consumes 16.2% of the economy and is growing annually.1 Combined with these factors, 70 million baby boomers who either have entered or will be entering retirement age 2 are putting additional pressure on the healthcare system. The demand for healthcare services is tied closer to age than any other factor. We believe the pressure on healthcare providers has never been greater and this trend is expected to accelerate.

(1) Centers for Medicare and Medicaid Studies, National Health Statistics Group

(2) 2010 study by Pew Research Center

We intend to provide lower cost products by selling high volume disposable medical products at substantially lower prices when compared to the historical supply chain sources available on the market.  We plan to accomplish this by sourcing products within the U.S. and globally from many of the same factories that produce similar products for the world’s largest medical companies.  The traditional acquisition cost of medical and surgical supplies, instrumentation, equipment, hospital beds, operating lights and more sold by the largest medical/surgical suppliers can hover at five to ten fold markups. We plan on attacking the “brand premium” much in the same way as Costco has with their Kirkland private label brand, or Home Depot has with their Hampton Bay brand. Essentially, we plan on offering virtually similar products, with our SurgLine brand, at substantial savings by reducing the massive markup percentages that are passed on to the end users.  We believe our sourcing and competitive advantage is based on over a decade of international business relationships of our executive management team with worldwide manufacturers.  Because of the relationships developed by our executives, we have connections to nearly 200 different manufacturers globally and over 10,000 products already identified.

Additionally, our executives have long and successful industry track records and long standing relationships with key healthcare decision makers. We believe that healthcare, like many businesses, is a relationship business. Knowing who makes the decisions within organizations and having access to that person is a distinct advantage over an industry outsider. Our founders’ 100 plus years of healthcare experience will be leveraged to drive our success.

The Management team believes that there is substantial likelihood that there will be an erosion in Hospital “physician preference” arrangements in the future which historically has allowed the physician to select his or her own preferred  products to use with less regard for economic cost. These arrangements may come under scrutiny due to downward financial pressures being placed on hospitals and surgery center operators by the payer community including the governmental payers in an effort to reign in costs.

Although we plan to work closely with physicians, medical groups, managed care organizations, key physician users and others as we introduce our proprietary  products to the marketplace, we are acutely aware that there are certain marketplace factors and influences within the current healthcare marketplace that have grown substantially including Physician Owned Distributorships (“PODs”) that have recently come under inquiry by the Senate Finance Committee and U.S. Senator Orrin Hatch of Utah as of June of 2011.

These PODs including the physician distributor model, the physician manufacturing model and the physician group purchasing organization (GPO) model have been the focus of intense review.

In most, if not all cases, the products sold by PODs are sold to their own physician investors, and little or no business is obtained from physicians who have no financial affiliation with the POD.

The Company has taken no opinion one way or the other on PODs; it believes that although no legal opinion has yet to be rendered regarding physician owned distributors, that substantial cost savings may be possible by bypassing these financial arrangements in lieu for direct contracting opportunities with hospitals outpatient surgical centers and others.

We believe we will be successful as we plan to source high quality, high volume, high margin products and pass the cost savings on to the buyer.

TARGET MARKETS AND MARKETING STRATEGY

Our initial target market will be to identify and contract with successful stock and bill distributors and institutional buyers. These entities purchase in bulk, have the ability to stock and support products, have direct relationships with healthcare institutions and are highly motivated to cut costs to meet institutional demands. We will endeavor to form relationships with stock and bill distributors that have end user customers in place as well as in-depth product knowledge. Additionally, we believe it is easier to service a hand full of large customers in the beginning rather than to attempt to sell directly to end users that would take hundreds of accounts to match the revenue potential.  We intend to leverage the existing relationships of our executives and associates with buyers that have already shown great interest.

The initial product focus will be on surgical products, both disposable and instrumentation. We believe these are high volume, high margin products.  Where possible, we intend to brand the products with our own label “Surg”.  An example of the product range is:

—

Surgical Instruments including but not limited to:

i.e.: Scissors, forceps, basket punches, reamers

—

Surgical Sets / Specialties (not limited to)

—

Hand & foot

—

Hips and knees

—

Spine products, including but not limited to pedicle screws, plates, rods, hooks, cages and biologics

—

Small Fragment sets

—

Includes: tray, instruments, screws, implants, etc.

—

Emergency Removal

—

Broken screws, implant removal

—

Full Range of Endoscopes covering several specialties

—

Full Range of Surgical Disposable - single use items

—

Custom Surgical Packs

As our business focus develops, we intend to expand the depth and breadth of product offerings based on customer demand. Also, we may decide to sell directly to select end user customers in situations where the additional margin opportunity more than offsets the costs of managing those customers.

GROWTH STRATEGY

We intend to focus our initial efforts on revenue and sales to buyers located within the Southwest region of the U.S. As we expand and refine our business, we intend to leverage existing relationships in major metropolitan markets throughout the U.S. We anticipate expanding sales and marketing efforts nationwide. As working capital permits, we plan to recruit a national sales force of experienced medical product sales professionals who have their own network of relationships in each market. These relationships will be leveraged in the same manner with sales focused on stocking distributors with existing end user customer bases in place, as well as product knowledge.

COMPETITION

We will be competing against traditional purveyors of medical supplies in the medical/surgical supply space. Specifically, we will compete with Medtronic, Stryker, Johnson and Johnson, Henry Schein, McKesson, PSS World Medical, and Medline as well as a variety of small privately held local and regional distributors throughout the marketplace.

Henry Schein, Inc. distributes healthcare products and services primarily to office-based healthcare practitioners.  It also provides branded and generic pharmaceuticals, vaccines, diagnostic tests, infection-control products, X-ray products, equipment, vitamins and animal health products. It operates in the United States, Australia, Austria, Belgium, Canada, the People’s Republic of China, the Czech Republic, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Portugal, Slovakia, Spain, Switzerland, the United Kingdom, Iceland, Israel, Saudi Arabia, and the United Arab Emirates. The company was founded in 1992 and is headquartered in Melville, New York.

McKesson Corporation distributes ethical and proprietary drugs, medical-surgical supplies and equipment, and health and beauty care products in North America. Its customers include hospitals, physicians, homecare providers, retail pharmacies, and payers in North America, the United Kingdom, Ireland, other European countries, Asia Pacific, and Israel. The company was founded in 1833 and is based in San Francisco, California.

PSS World Medical, Inc., together with its subsidiaries, distributes medical products and equipment, pharmaceutical products, healthcare information technology, and billing services to alternate-site healthcare providers in the United States. As of April 2, 2010, it operated a distribution network consisting of 27 full-service distribution centers, 34 break-freight locations, and 2 redistribution facilities. The company was founded in 1983 and is based in Jacksonville, Florida.

Medline was founded in 1966, but its roots date back 100 years when A.L. Mills started Northwestern Garment Factory. Since then, the company has grown into America's largest privately held national manufacturer and distributor of health care supplies and services. Medline provides products and services to the entire continuum of care, including hospitals, extended care facilities, surgery centers, commercial laundries, home care dealers, home care agencies, physician offices and other alternate care sites. Headquartered in Mundelein, IL, Medline has more than 6,800 employees in North America, including an 800 person dedicated sales force.

We believe that our strategy of delivering virtually similar proprietary products from many of the same supply sources, in many cases, virtually identical private labeled products at substantial savings to the end user that will average 20% to 30% or more will allow us to be highly successful against the legacy competitors.

We believe the larger legacy companies are bloated with thousands of employees, tremendous inefficiencies due to their sheer size, and that they cannot afford to reduce their prices to their customers by 20% to 30% or more as we plan to do. Some of these large suppliers have attempted to shift their customers to use their own “private labeled products” in an attempt to lower the end user’s cost while retaining the customer; however, their private label strategy leaves very substantial margins and profits while reducing the end user’s cost by only a small percentage savings on average.

The Company’s competitors have longer operating histories, significantly greater financial, technical, marketing, service and other resources and significantly greater name recognition. As a result, such competitors may be able to devote greater resources to the development and marketing of their platforms, and may be able to respond more quickly to changes in customer requirements or product technology. Accordingly, there can be no assurance that the Company will compete successfully with existing or new competitors, or that the competition will not have a material adverse effect on the business, operating results or financial condition of the Company (See “RISK FACTORS”)

MANAGEMENT AND EMPLOYEES

As of the date of this Current Report, SurgLine’s Executive Staff is:

Thomas G. Toland	Chief Executive Officer and Director
Richard Dutch	President
Carl Weissberg	President- Spine Division
Derek Cahill	Vice President
Barry Hollander	Chief Financial Officer

Company currently has no full time employees other than the above officers. The Company is not a party to any collective bargaining agreements.

FACILITIES

The Company’s administrative offices are located at 5348 Vegas Drive, Las Vegas, NV 89108. The Company also leases office space in Newport Beach, Ca. on a month-to-month basis.

LIQUIDITY AND CAPITAL RESOURCES

The Company’s only known potential sources of capital are possible proceeds from private placements, issuance of notes payable, loans from its officers, and cash from future revenues after the Company commences sales. The Company may require additional financing to continue operations, and there is no assurance that such additional financing will be available.

POTENTIAL FUTURE PROJECTS

Members of the Company’s Management may serve in the future as an officer, director or investor in other entities. Neither the Company nor any shareholder would have any interest in these projects. Management believes that they have sufficient resources to fully discharge their responsibilities to all projects they have organized or will organize in the future, if any.

GOVERNMENT REGULATION

The Medical Device Amendments of 1976 to the federal Food, Drug and Cosmetic Act and the Safe Medical Devices Act of 1990, together with regulations issued or proposed thereunder, provide for regulation by the FDA of the design, manufacture and marketing of medical devices, including most of the Company’s products.

The FDA’s Quality System regulations set forth standards for the Company’s product design and manufacturing processes, require the maintenance of certain records and provide for inspections of the Company’s facilities by the FDA. There are also certain requirements of state, local and foreign governments that must be complied with in the manufacturing and marketing of the Company’s products.

Most of the Company’s products fall into FDA classifications that require notification of and review by the FDA before marketing, submitted as a 510(k). Certain of the Company’s products require extensive clinical testing, consisting of safety and efficacy studies, followed by PMA applications for specific surgical indications.

SurgLine also is subject to the laws that govern the manufacture and distribution of medical devices of each country in which the Company manufactures or sells products. The member states of the European Union (EU) have adopted the European Medical Device Directives, which create a single set of medical device regulations for all EU member countries. These regulations require companies that wish to manufacture and distribute medical devices in EU member countries to obtain CE Marking for their products. SurgLine has authorization to apply the CE Marking to substantially all of its products.

Initiatives sponsored by government agencies, legislative bodies and the private sector to limit the growth of healthcare expenses generally and hospital costs in particular, including price regulation and competitive pricing, are ongoing in markets where the Company does business. It is not possible to predict at this time the long-term impact of such cost-containment measures on the Company’s future business.

LEGAL MATTERS

NONE

(E)      RELATED PARTY TRANSACTIONS

In addition to related party transactions disclosed elsewhere in this document and in the financial statements of China Nuvo Solar Energy, Inc., there are no related party transactions other than the following:

We will be obtaining products through a sourcing and manufacturing relationship with Core Winner Holdings, LTD. (“Core winner”).  Core Winner, based out of China, and holds approximately 19.1% of our common stock. The beneficial owner of Core Winner  is Eric Siu.

With regard to any future related party transaction, the Company plans to fully disclose any and all related party transactions, including, but not limited to, the following:

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disclose such transactions in prospectuses where required;

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disclose in any and all filings with the Securities and Exchange Commission, where required;

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obtain disinterested directors consent; and

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obtain shareholder consent where required.

(F)      RISK FACTORS

OUR SECURITIES ARE HIGHLY SPECULATIVE, AND PROSPECTIVE PURCHASERS SHOULD BE AWARE THAT AN INVESTMENT IN THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. ACCORDINGLY, PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION IN THIS CURRENT REPORT AND RELATED EXHIBITS, INCLUDING OUR FINANCIAL STATEMENTS.

RISK FACTORS ASSOCIATED WITH OUR BUSINESS

We have a limited operating history on which to base an investment decision.

We are a newly created startup company that has very limited operating history.  As a startup company, we are subject to unforeseen costs, expenses, problems and difficulties inherent in new business ventures.  There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our services will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail.

Our auditors have indicated that our inability to generate revenues, our recurring losses from operations and our accumulated deficit raise substantial doubt as to our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended July 31, 2010 were prepared on a going concern basis in accordance with generally accepted accounting principles in the United States. The going concern basis of presentation assumes that we will continue in operation for the foreseeable future and will be able to realize our assets and discharge our liabilities and commitments in the normal course of business. However, our auditors have indicated that our lack of revenues, recurring losses from operations and accumulated losses raise substantial doubt as to our ability to continue as a going concern. As of June 30, 2011, we have incurred cumulative net losses of $4,883,254.

Need for additional financing.

We have very limited funds, and such funds are not adequate to develop our current business plan.  Our ultimate success may depend on our ability to raise additional capital.  In the absence of additional financing or significant revenues and profits, we may have to cease operations. We cannot guarantee that we will be able to obtain sufficient additional funds when needed, or that such funds, if available, will be obtainable on terms satisfactory to us.

No history of success or profitability.

We have limited current business operations and may incur significant losses and negative operating cash flow for the foreseeable future, and we may never achieve or maintain profitability. We may incur losses for the foreseeable future and may never become profitable.

Our success in the future may depend on our ability to establish and maintain strategic alliances, and any failure on our part to establish and maintain such relationships would adversely affect our market penetration and revenue growth.

We may be required to establish strategic relationships with third parties in the medical and surgical products industry, including agreements with stocking distributors, sales channel agreements and others. Our ability to establish strategic relationships will depend on a number of factors, many of which are outside our control, such as the competitive position of our product and marketing plan relative to our competitors. We may not be able to establish other strategic relationships in the future.

In addition, any strategic alliances that we establish may subject us to a number of risks, including risks associated with sharing proprietary information, loss of control of operations that are material to developed business and profit-sharing arrangements. Moreover, strategic alliances may be expensive to implement and subject us to the risk that the third party will not perform its obligations under the relationship, which may subject us to losses over which we have no control or expensive termination arrangements. As a result, even if our strategic alliances with third parties are successful, our business may be adversely affected by a number of factors that are outside of our control.

Our management team may not be able to successfully implement our business strategies.

If our management team is unable to execute on its business strategies, then our development, including the establishment of revenues and our sales and marketing activities would be materially and adversely affected. In addition, we may encounter difficulties in effectively managing the budgeting, forecasting and other process control issues presented by any future growth. We may seek to augment or replace members of our management team or we may lose key members of our management team, and we may not be able to attract new management talent with sufficient skill and experience.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

If our products infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

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obtain licenses, which may not be available on commercially reasonable terms, if at all;

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redesign our product to avoid infringement;

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stop using the subject matter claimed in the patents held by others, which could cause us to lose the use of one or more of our products;

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pay damages; or

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defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in the medical and surgical products industry related to procurement of product, sales and marketing. We may face significant competition for qualified individuals, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

If we fail to develop our brand and advertise the products we sell effectively, our business may suffer.

We believe that developing and maintaining awareness of our brand is critical to achieving widespread acceptance of our existing and future services and products and is an important element in attracting new customers. We believe that our efforts to build our brand, including advertisements that will be designed to promote our corporate image, our merchandise and the pricing of such products, will involve significant expense. Our proposed brand promotion activities may not yield revenue, and even if they do, any increased revenue may not offset the expenses we incurred in building our brands. If we fail to successfully promote and maintain our brand, or incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain any existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

We are subject to shifting customer preferences and we may fail to optimize our product offerings and inventory positions.

Consumer and healthcare provider’s preferences in the medical supply industry change rapidly and are difficult to predict. The success of our business depends on our ability to predict accurately and respond to future changes in such preferences, carry the inventory demanded by customers, deliver the appropriate quality of products, price products correctly and implement effective purchasing procedures. We must optimize our product selection and inventory positions based on these preferences and sales trends. If we fail to anticipate, identify or react appropriately to changes and adapt our product selection to these changing preferences, we could experience excess inventories, higher than normal markdowns or an inability to sell the products we sell, which, in turn, could significantly reduce our revenue and have a material adverse effect on our business, financial condition and results of operations.

If we fail to maintain optimal inventory levels, our inventory holding costs could increase or cause us to lose sales, either of which could have a material adverse effect on our business, financial condition and results of operations.

While we must maintain sufficient inventory levels to operate our business successfully and meet our customers’ demands, we must be careful to avoid amassing excess inventory. Changing consumer demands, manufacturer backorders and uncertainty surrounding new product launches expose us to increased inventory risks. Demand for products can change rapidly and unexpectedly, including the time between when the product is ordered from the supplier to the time it is offered for sale. We carry a wide variety of products and must maintain sufficient inventory levels of the products we sell. We may be unable to sell certain products in the event that consumer demand changes. Our inventory holding costs will increase if we carry excess inventory. However, if we do not have a sufficient inventory of a product to fulfill customer orders, we may lose orders or customers, which may adversely affect our business, financial condition and results of operations. We cannot assure you that we can accurately predict consumer demand and events and avoid over-stocking or under-stocking products.

Due to the initial geographic concentration of sales in Southern California, our results of operations and financial condition are subject to fluctuations in regional economic conditions.

A significant percentage of our total sales will initially be made in Southern California. We believe that for the foreseeable future, approximately 80%-90% of our future revenues will be generated from this area. Our concentration of sales in this area heightens our exposure to adverse developments related to competition, as well as economic and demographic changes in this region. Our geographic concentration might result in a material adverse effect on our business, financial condition or results of operations in the future.

If any of our customers fail to pay all or part of their invoices or delay payment, our results of operations and financial condition will be adversely affected.

Currently we have no accounts receivables. However, once we begin making sales, we will begin building accounts receivables.  The standard credit period for most of our customers is anticipated to be around net 60 days.  There is no assurance that our accounts receivable will be fully repaid on a timely basis. If any of our customers with accounts receivables fail to pay all or part of the accounts receivable or delay the payment due to us for whatever reason, our net profit will decrease and our profitability will be adversely affected.

Disruptions in our ability to source product and any changes in the competitive environment for our products may adversely affect our profitability.

We plan to sell a broad range of medical related products. A significant disruption in the supply of these products could decrease inventory levels and sales, and materially adversely affect our business and financial results. Shortages of products or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions or difficulties in the employment of labor or transportation in the markets in which we purchase products may adversely affect our ability to maintain sufficient inventories of our products to meet consumer demand. If we were to experience a significant or prolonged shortage of products from any of our suppliers and could not procure the products from other sources, we would be unable to meet customer demand, which, in turn, would adversely affect our sales, margins and customer relations.  Further, rising cost of labor and consumer goods in general could reduce our margins, and reduce our net earnings.

Adverse weather conditions, natural disasters and other natural conditions can affect the supply chain for the products we intend to sell and, as a result cause delays and increase our costs, which can adversely affect our operations and financial condition.

The products we intend to sell will be manufactured in and shipped from foreign countries, including China. The process through which we will receive the products is called the “supply chain”. The supply chain is vulnerable to interruption as a result of adverse weather conditions and natural disasters, such as volcanoes, floods, droughts, frosts, earthquakes and pestilences. Adverse weather conditions and natural disasters like the eruption of a volcano may increase the prices of certain products that rely upon the supply chain for delivery. Any significant interruption in the supply chain due to any of these factors would delay and possibly stop the delivery of products which in turn would have a materially adverse affect on our operating results and financial condition.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers. If adequate third party sources to ship our products were unavailable at any time, our business would be materially adversely affected.

We face increasing competition from both domestic and foreign companies and, if we cannot effectively compete, our business will be harmed.

The medical supply industry in which we operate is highly fragmented and competitive. Our ability to compete in the industry is, to a significant extent, dependent on our ability to distinguish our wholesale distribution of medical supplies and related products from those of our competitors by providing high quality services and products with competitive prices and convenient access. We compete directly with local suppliers and with large foreign multinational companies that offer services and products that are similar to ours. Some of these competitors have larger local or regional customer bases, more locations, more brand equity, and substantially greater financial, marketing and other resources than we have. We anticipate that our competitors will continue to improve their wholesale distribution or retail medical supply businesses and may be in a stronger position to respond quickly to potential acquisitions and other market opportunities.

We cannot assure you that our current or potential competitors will not provide wholesale distribution or retail medical supply services and products comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition may result in price reductions, reduced margins and loss of market share, any of which could materially adversely affect our profit margins. We cannot assure you that we will be able to compete effectively against current and future competitors. Aggressive marketing or pricing by our competitors or the entrance of new competitors into our markets could have a material adverse effect on our business, results of operations and financial condition.

If we become subject to product liability claims, personal injury claims or defective products our business may be harmed.

We intend to brand certain products with our own brand. Such branding will subject us to increased risk as once branded with our name, we become subject to increased oversight and regulation, including from the FDA. As a result, our potential liability for product failure will increase significantly. In addition, the medical supplies we are going to sell and our business in general is exposed to risks inherent in the packaging and distribution of medical supplies, such as mislabeling, adequacy of warnings, and the failure of any particular product to perform as expected. There may come a point where we are required to warn customers regarding any potential negative effects of a particular product. We do not believe we are under any such obligation at this time or will be in the future. We may sell products which inadvertently have an adverse effect on the health of individuals. Product liability claims may be asserted against us with respect to any of the products we sell. We do not believe we have any liability for claims related to products we sell but there is no guarantee we either won’t be sued or we won’t be held responsible. We may be required to pay for damages for any successful product liability claim against us, although we may have the right under applicable laws, rules and regulations to recover from the relevant manufacturer compensation we paid to our customers in connection with a product liability claim. Any product liability claim, product recall, adverse side effects caused by improper use of the products we sell or manufacturing defects may result in adverse publicity regarding us and the products we sell, which would harm our reputation. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name, may also suffer. We, like many other similar companies that sell medical supplies, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any such business interruption insurance, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

The failure to manage growth effectively could have an adverse affect on our employee efficiency, product quality, working capital levels and results of operations.

Any significant growth in the market for our products or our entry into new markets may require an expansion of our employee base for managerial, operational, financial, and other purposes. As of July 31, 2011, we had zero full time employees.   During any period of growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of raw materials and supplies, development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and controls. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse affect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers, including Mr. Tom Toland, our Chief Executive Officer and President and Richard Dutch, our Chief Operating Officer, perform key functions in the operation of our business. The loss of these employees could have a material adverse effect upon our business, financial condition, and results of operations. We do not maintain key-person insurance for members of our management team because it is cost prohibitive at this point. If we lose the services of any senior management, we may not be able to locate suitable or qualified replacements, and may incur additional expenses to recruit and train new personnel, which could severely disrupt our business and prospects.

We will be dependent to hire, train, retain and effectively recruit employees and any inability to do so, could have a materially adverse affect on our business, financial condition and result of operations.

We must attract, recruit and retain qualified and trained staff in order to operate our business. We face competition for personnel from other medical product suppliers. We cannot assure you that we will be able to attract, hire and retain sufficient numbers of skilled employees that are necessary to continue to develop and grow our business. Although we are presently in compliance with government licensing requirements, these requirements are subject to change, and in the event that different or stricter professional standards are imposed, we may face difficulty in attracting, hiring and retaining sufficient numbers of personnel with the requisite credentials and qualifications, which could limit our ability to increase revenue or deliver high quality customer service, and this could have a material adverse effect on our financial condition and results of operations.

Our ability to implement effectively our business strategy and expand our operations will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced managers and other technical and marketing personnel. There is significant competition for technically qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our current and future operational needs.

Our financial results may not meet the expectations of investors and may fluctuate because of many factors and, as a result, investors should not rely on our historical financial data as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations investors may negatively impact the value of our securities. Operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in operating results could cause the value of our securities to decline. Investors should not rely on comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in future periods results of operations may be below the expectations of investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

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vulnerability of our business to a general economic downturn in California and the U.S. generally;

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fluctuation and unpredictability of the prices of the products we sell;

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seasonality of our business;

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changes in laws that may affect our operations;

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competition from other medical supply companies; and

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our ability to obtain necessary government certifications and/or licenses to conduct our business.

Our strategy may include acquiring companies which may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability.

We may embark on a growth strategy through acquisitions of companies or operations that complement existing product lines, customers or other capabilities. We may be unsuccessful in identifying suitable acquisition candidates, or may be unable to consummate desired acquisitions. To the extent any future acquisitions are completed, we may be unsuccessful in integrating acquired companies or their operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse impact on future profitability. Some of the risks that may affect our ability to integrate, or realize any anticipated benefits from, acquisitions include:

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unexpected losses of key employees or customer of the acquired company;

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difficulties integrating the acquired company’s standards, processes, procedures and controls;

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difficulties coordinating new product and process development;

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difficulties hiring additional management and other critical personnel;

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difficulties increasing the scope, geographic diversity and complexity of our operations;

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difficulties consolidating facilities, transferring processes and know-how;

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difficulties reducing costs of the acquired company’s business;

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diversion of management’s attention from our management; and

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adverse impacts on retaining existing business relationships with customers.

Our Chief Executive Officer and certain related Company Officers and stockholders possess the majority of our voting power, and through this ownership, control our Company and our corporate actions.

Our current CEO and President, Thomas Toland, our Chief Operating Officer, Richard Dutch, MD Capital Advisors, Inc. and Core Winner Holdings Limited, collectively hold approximately 58% of the voting power of the outstanding shares immediately after this Share Exchange Agreement. If these officers and/or stockholders were to act as a group, they would have a controlling influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Such officers and/or stockholders may also have the power to prevent or cause a change in control. In addition, without the consent of these stockholders, we could be prevented from entering into transactions that could be beneficial to us.  The interests of these stockholders may give rise to a conflict of interest with the Company and the Company’s shareholders.  For additional details concerning voting power please refer to the section below entitled “Description of Securities.”

There is a substantial lack of liquidity of our common stock and volatility risks.

Our common stock is quoted on the OTCQB under the symbol “CNUV.”  The liquidity of our common stock may be very limited and affected by our limited trading market.  The OTCQB market is an inter-dealer market much less regulated than the major exchanges, and is subject to abuses, volatilities and shorting.  There is currently no broadly followed and established trading market for our common stock.  An established trading market may never develop or be maintained.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  Absence of an active trading market reduces the liquidity of the shares traded.

The trading volume of our common stock may be limited and sporadic.  This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable.  As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price.  We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.  As a result of such trading activity, the quoted price for our common stock on the OTCQB may not necessarily be a reliable indicator of our fair market value.  In addition, if our shares of common stock cease to be quoted, holders would find it more difficult to dispose of or to obtain accurate quotation as to the market value of, our common stock and as a result, the market value of our common stock likely would decline.

The market price for our stock may be volatile and subject to fluctuations in response to factors, including the following:

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the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Share Exchange may limit interest in our securities;

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variations in quarterly operating results from the expectations of securities analysts or investors;

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revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

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announcements of new attractions or services by us or our competitors;

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reductions in the market share of our services;

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announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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general technological, market or economic trends;

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investor perception of our industry or prospects;

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insider selling or buying;

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investors entering into short sale contracts;

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regulatory developments affecting our industry; and

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additions or departures of key personnel.

Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance.  We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

Our common stock may never be listed on a major stock exchange.

We anticipate seeking the listing of our common stock on a national or other securities exchange at some time in the future, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our ability to continue operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital.  A decline in the price of our common stock could be especially detrimental to our liquidity and our operations.  Such reductions may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plan and operations, including our ability to develop new services and continue our current operations.  If our common stock price declines, we can offer no assurance that we will be able to raise additional capital or generate funds from operations sufficient to meet our obligations.  If we are unable to raise sufficient capital in the future, we may not be able to have the resources to continue our normal operations.

Concentrated ownership of our common stock creates a risk of sudden changes in our common stock price.

The sale by any shareholder of a significant portion of their holdings could have a material adverse effect on the market price of our common stock.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of the outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”).  As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that a non-affiliate who has held restricted securities for a period of at least six months may sell their shares of common stock.  Under Rule 144, affiliates who have held restricted securities for a period of at least six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTCQB).  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The securities issued in connection with the Share Exchange are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock being issued in connection with the Share Exchange are being issued in reliance on an exemption from the registration requirements under Section 4(2) of the Securities Act and Regulation D promulgated thereunder or Regulation S.  Consequently, these securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption.  In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements.  As a result, a purchaser who receives any such securities issued in connection with the Share Exchange may be unable to sell such securities at the time or at the price or upon such other terms and conditions as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

If we issue additional shares or derivative securities in the future, it will result in the dilution of our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 1,475,000,000 shares of common stock, $0.001 par value per share, and 25,000,000 shares of preferred stock, $0.001 par value per share.  Our board of directors may choose to issue some or all of such shares, or derivative securities to purchase some or all of such shares, to provide additional financing in the future.

We do not plan to declare or pay any dividends to our stockholders in the near future.

We have not declared any dividends in the past, and we do not intend to distribute dividends in the near future.  The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant.  There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  These requirements are extensive.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.  The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting.

We may incur significant costs associated with our public company reporting requirements and costs associated with applicable corporate governance requirements.  We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we do not file our quarterly or annual reports with the SEC, we may be de-listed from the OTCQB.

OTCQB is the middle tier of the OTC market. OTCQB companies report to the SEC or a U.S. banking regulator, making it easy for investors to identify companies that are current in their reporting obligations. There are no financial or qualitative standards to be in this tier. OTCQB securities may also be quoted on the FINRA BB. The OTCQB allows investors to easily identify reporting companies traded in the OTC market regardless of where they are quoted.

Under OTCQB rules relating to the timely filing of periodic reports with the SEC, any OTCQB issuer who fails to file a periodic report (Forms 10-Q or 10-K) by the due date of such report, period we may be removed from the OTCQB and our common stock may only be able to be traded on the OTC Pink.  The OTC Pink is the bottom tier of the OTC market – a speculative trading marketplace that helps broker-dealers get the best prices for investors. IAccordingly. our securities may become worthless and we may be forced to curtail or abandon our business plan.

Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer, we may face claims for rescission and other remedies.  If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities.  In addition, any claims or actions could force us to expend significant financial resources to defend our company, could divert the attention of our management from our core business and could harm our reputation.

Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules.  The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction.  Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

We have the right to issue up to 25,000,000 shares of preferred stock, which may adversely affect the voting power of the holders of our other securities and may deter hostile takeovers or delay changes in management control.

We may issue up to 25,000,000 shares of preferred stock from time to time in one or more series, and with such rights, preferences and designations as our board of directors may determine from time to time.  To date, our board of directors have authorized Series A and B of preferred stock.  Additionally, our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock.  Issuances of shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of our other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delay changes in management control.

DESCRIPTION OF SECURITIES

General

China Nuvo’s authorized capital stock consists of 6,475,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share.  After the closing of the Share Exchange, China Nuvo had 5,617,758,666 shares of common stock issued and outstanding held by approximately 95 shareholders of record, excluding an unknown amount of shareholders holding their ownership in street name.

Common Stock

Holders of China Nuvo common stock are entitled to one vote per share on each matter submitted to vote at a meeting of China Nuvo’s stockholders.  Holders of common stock do not have cumulative voting rights. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of China Nuvo’s common stock or other securities. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, subject to preferences that may be applicable to any then-outstanding preferred stock, each outstanding share of common stock entitles its holder to participate ratably in all remaining assets of CNUV that are available for distribution to stockholders after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock.  The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued.

Preferred Stock

Series A Preferred Stock

Pursuant to the Certificate of Designation for Series A Preferred Stock, as amended, holders of the Series A Preferred Stock can convert the shares of preferred stock to common stock.  The conversion price is equal to 50% of the average of the three lowest closing bid prices of our common stock in the 10 days immediately preceding the conversion.  Additionally Series A holders are entitled to vote their stock on an as if converted to common stock basis on each matter submitted to vote at a meeting of China Nuvo’s stockholders. In the event of the Corporation’s liquidation, the Series A Preferred Stock shall rank senior to any class or series of the Corporation’s capital stock created after the Series A Preferred Stock; pari passu with any class or series of the Corporation’s capital stock created after the series A Preferred Stock that ranks on parity with the Series A Preferred Stock; and junior to any class or series of the Corporation’s capital stock created after the Series A Preferred Stock that ranks senior to the Series A Preferred Stock.  The Series A Preferred Stock shall be senior to the Corporation’s common stock. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of China Nuvo’s common stock or other securities.

Series B Preferred Stock

Pursuant to the Certificate of Designation for Series B Preferred Stock, shares issued and outstanding of the Series B Preferred Stock will shall convert immediately to shares of common stock upon the Company filing and completing an increase in their authorized shares of common stock, whereby such increase will allow for the conversion of the Class B Preferred Stock. Each share of preferred stock will convert to an amount of shares of common stock that in their totality will equal eighty percent (80%) of the outstanding common stock, subsequent to its conversion; without exceeding the newly authorized common stock.  Additionally Series B holders are entitled to vote their stock on an as if converted to common stock basis on each matter submitted to vote at a meeting of China Nuvo’s stockholders. In the event of the Corporation’s liquidation, the Series B Preferred Stock shall rank senior to any class or series of the Corporation’s capital stock created after the Series B Preferred Stock; pari passu with any class or series of the Corporation’s capital stock created after the series B Preferred Stock that ranks on parity with the Series B Preferred Stock; and junior to any class or series of the Corporation’s capital stock created after the Series B Preferred Stock that ranks senior to the Series B Preferred Stock.  The Series B Preferred Stock shall be senior to the Corporation’s common stock. Stockholders do not have any preemptive rights or other similar rights to acquire additional shares of China Nuvo’s common stock or other securities.

Our Board of Directors, without further approval of our stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any additional series of preferred stock that may be created.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S’ COMMON STOCK AND RELATED SHAREHOLDER MATTERS

(a)

Market information.

Our common stock is quoted on the Over-the-Counter Quotation Board, or “OTCQB” under the trading symbol “CNUV”.  The following table lists the high and low bid information for our common stock as quoted on the OTCQB for the fiscal years ended 2010 and 2011, respectively:

	Price Range
Quarter Ended	High ($)	Low ($)
October 31, 2009	.013	.0065
January 21, 2010	0.008	.0035
April 30, 2010	.006	.004
July 31, 2010	.0055	.005
October 31, 2010	.003	.0018
January 21, 2011	.0036	.0013
April 30, 2011	.0056	.0014
July 31, 2011	.0069	.0018

The above quotations from the OTCQB reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

(b)

Holders.

The number of record holders of our common stock as of August 31, 2010, was approximately 95 based on information received from our transfer agent.  This amount excludes an indeterminate number of shareholders whose shares are held in “street” or “nominee” name with a brokerage firm or other fiduciary.

(c)

Dividends.

We have not paid or declared any dividends on our common stock and we do not anticipate paying dividends on our common stock for the foreseeable future.

(d)

Securities authorized for issuance under equity compensation plans.

We have the following securities authorized for issuance under our equity compensation plans as of July 31, 2010.  This includes our 2002 Stock Option Plan, covering up to 1,000,000 shares of our common stock, our 2003 Stock Option Plan covering up to 2,500,000 shares of our common stock and our 2007 Stock Option Plan covering up to 18,000,000 shares of our common stock.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	$-0-	-0-
Equity compensation plans not approved by security holders	16,500,000	$0.03	5,000,000
Total	16,500,000	$0.03	5,000,000

The purpose of  the 2002 Stock Option Plan, the 2003 Stock Option Plan and the 2007 Stock Option Plan (together the “Plans”) is to increase shareholder value and to advance the interests of the Company by furnishing a variety of economic incentives designed to attract, retain and motivate employees, directors and consultants.  Incentives may consist of opportunities to purchase or receive shares of the Company’s common stock.  Grants may include both purchase options as well as direct grants of common shares upon conversion of accrued salaries, bonuses, notes payable, fees or other similar payments due from us to an eligible participant.  The Plans are administered by our board of directors which determines the terms of all grants including their term, exercise price and vesting period, if applicable.  Generally, grants must be at least 100% of the fair market value of our common stock on the date of grant and may be exercisable for up to ten years.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company’s Articles of Incorporation and By-laws provide, to the fullest extent permitted by Nevada law, that the officers and directors of the Company who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was acting as the incorporator, officer, director or nominee officer/director or was serving in any capacity at any time. Furthermore, it is the responsibility of the Company to pay for all legal expenses that may occur on behalf of the party who may come under any such type of action.

Nevada Revised Statutes (“N.R.S”) Sections 78.7502 and 78.751 provide the Company with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under N.R.S Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada Revised Statutes, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Anti-Takeover Effects of Provisions of Nevada State Law

We may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with that person, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging corporate takeovers.

In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder" unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our Board of Directors.

Item 2.02 Results of Operations and Financial Condition.

Management's Discussion and Analysis or Plan of Operation

This discussion should be read in conjunction with the other sections of this Current Report, including “Risk Factors,” “Description of the Company” and the Financial Statements attached hereto as Exhibits 99.1 and 99.2 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report.  See “Cautionary Statement Regarding Forward-Looking Statements.” Our actual results may differ materially.

Background

SurgLine, Inc. (the “Company”) was incorporated in the state of Nevada on March 15, 2011.  The Company is a development stage company that will focus on providing their customers with high quality surgical products at the lowest possible cost by eliminating the “historical brand premium” typically associated with these types of products.

Factors Affecting Our Results of Operations – Generally

We believe the most significant factors that directly or indirectly affect our revenues and net income are:

•

Our ability to source quality medical and surgical products

•

Selling our brand for approximately 35% less than existing suppliers, as we lack the historical brand premium that many of our competitors carry.

•

Allowing our distributors to make additional margin than they currently make from other suppliers, due to pricing pressures from suppliers and end users.

•

Providing the end user with same quality product while enabling them to increase their margins on our products

•

The availability and required terms of funding for our working capital, since additional working capital is required to allow us to purchase more product and to support our administrative costs

Plan of Operations

We plan on sourcing from manufacturers those highest quality products, similar to the leading brands.  Our brand does not carry the historical brand premium that our competitors do.  We anticipate this may enable us to sell our product for approximately 35% less than the current average price, while maintaining gross margins in excess of 50%.

Principal products and services

Our philosophy is to deliver quality products at a lower price, in order to provide the healthcare industry “More Value for Your Healthcare Dollar.”  Substantially all of our products have been approved by the Food and Drug Administration (“FDA”).  Our products include, but are not limited to the following:

•

Surgical Instruments

Scissors, forceps, basket punchers and reamers

•

Surgical sets and Specialties

Hand and foot

Hips

Small fragment sets

Spine hardware, plates, pedicle screws, cages and more

Trays, screws, instruments and implants

•

Emergency removal kits

Broken screw removals and implant removals

•

Full range of disposable products

•

Full range of endoscope products

Sales and Marketing

Through the relationships our executive management team has developed in their combined years of industry experience, we plan on building a team of experienced, relationship driven sales personnel.  This will include entering into stocking distributorship agreements, sales channel agreements, direct sales to end users, industry known and developed medical co-ops in the U.S. representing many stocking distributors throughout the U.S. and utilizing implant outsourcing organizations that serve more than 2,500 surgery centers and hospitals throughout the U.S.

GOING CONCERN

We have incurred losses from operations of $245,136 and had no revenues from operations from inception on March 15, 2011 through the period ended June 30, 2011.  Further, the Company has inadequate working capital to maintain or develop its operations, and is dependent upon funds from private investors and the support of certain stockholders.

These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Although we did have sales of approximately $110,000 subsequent to June 30, 2011 management is planning to raise necessary additional funds through loans and additional sales of its common stock. There is no assurance that the Company will be successful in raising additional capital or in further developing its operations

Liquidity and Capital Resources

We will require substantial additional financing in order to execute our business expansion and development plans and we may require additional financing in order to sustain substantial future business operations for an extended period of time. We currently do not have any firm arrangements for financing and we may not be able to obtain financing when required, in the amounts necessary to execute on our plans in full, or on terms which are economically feasible. If we are unable to obtain the necessary capital to pursue our strategic plan, we may have to reduce the planned future growth of our operations.

Off Balance Sheet Arrangements

As of June 30, 2011, there were no off balance sheet arrangements.

Basis of Presentation

The Company has produced no revenue from its principal business and is a development stage company as defined by the Accounting Standard Codification ASC No. 915 “Accounting and Reporting by Development State Enterprises.”

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities, (ii) the disclosure of contingent assets and liabilities known to exist as of the date the financial statements are published, and (iii) the reported amount of net sales and expenses recognized during the periods presented. Adjustments made with respect to the use of estimates often relate to improved information not previously available. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, actual results could differ from these estimates. These estimates and assumptions also affect the reported amounts of revenues, costs and expenses during the reporting period.  Management evaluates these estimates and assumptions on a regular basis.  Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue from product sales in accordance with Topic 360 “Revenue Recognition in Financial Statements,” which is when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery of products and services has occurred, (3) the fee is fixed or determinable and (4) collectability is reasonably assured.

In certain cases, the Company enters into agreements with customers that involve the delivery of more than one product or service. Revenue for such arrangements is allocated to the separate units of accounting using the relative fair value method in accordance with ASC Topic 605. The delivered item(s) is considered a separate unit of accounting if all of the following criteria are met: (1) the delivered item(s) has value to the customer on a standalone basis, (2) there is objective and reliable evidence of the fair value of the undelivered item(s) and (3) if the arrangement includes a general right of return, delivery or performance of the undelivered item(s) is considered probable and substantially in the control of the vendor. If all the conditions above are met and there is objective and reliable evidence of fair value for all units of accounting in an arrangement, the arrangement consideration is allocated to the separate units of accounting based on their relative fair values.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.  At June 30, 2011, cash and cash equivalents include cash on hand and cash in the bank.

Property and Equipment

Property and equipment is recorded at cost and depreciated over the estimated useful lives of the assets using principally the straight-line method. When items are retired or otherwise disposed of, income is charged or credited for the difference between net book value and proceeds realized.  Ordinary maintenance and repairs are charged to expense as incurred, and replacements and betterments are capitalized.

The range of estimated useful lives used to calculated depreciation for principal items of property and equipment are as follow:

Asset Category	Depreciation/ Amortization Period
Furniture and Fixture	3 Years
Office equipment	3 Years

At June 30, 2011, property and equipment consisted of office equipment purchased during the period.

Impairment of Long-Lived Assets

Long-Lived Assets, such as property, plant, and equipment and purchased intangibles, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Any goodwill or other intangible assets are tested at least annually for impairment.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  There were no events or changes in circumstances that necessitated an impairment of long lived assets as of June 30, 2011.

Income Taxes

Deferred income taxes are provided to reflect the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 contains a two-step approach to recognizing and measuring uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement.  The Company considers many factors when evaluating and estimating the Company's tax positions and tax benefits, which may require periodic adjustments. At June 30, 2011, the Company did not record any liabilities for uncertain tax positions.

Concentration of Credit Risk

The Company maintains its operating cash balances in banks located in Las Vegas, Nevada.  The Federal Depository Insurance Corporation (“FDIC”) insures accounts at each institution up to $250,000.  At June 30, 2011, the Company’s cash accounts were below the insured limit.

Earnings Per Share

Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options, warrants, and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.  The Company does not have any options, warrants or other common stock equivalents outstanding as of June 30, 2011.

Fair Value of Financial Instruments

The Company's financial instruments consist primarily of cash, accounts payable, accrued liabilities, and advances from affiliates.  The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities of these instruments.  The estimated fair value is not necessarily indicative of the amounts the Company would realize in a current market exchange or from future earnings or cash flows.

ASC Topic 820, “Fair Value Measurements” (“ASC Topic 820”) defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The standard provides a consistent definition of fair value that focuses on an exit price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The standard also prioritizes, within the measurement of fair value, the use of market-based information over entity specific information and establishes a three-level hierarchy for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

The three-level hierarchy for fair value measurements is defined as follows:

•

Level 1 – inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•

Level 2 – inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, or inputs that are observable for the assets or liabilities other than quoted prices, either directly or indirectly, including inputs in markets that are not considered to be active;

•

Level 3 – inputs to the valuation methodology are unobservable and significant to the fair value measurement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

As disclosed in Item 2.01, in connection with the Share Exchange, the Company issued an aggregate of 3,981,163,909 shares of its common stock to the former holders of SurgLine Common Stock.

On September 1, 2011 in conjunction with the Share Exchange Agreement, the Registrant issued 545,364,919 shares of its common stock to Abod Partners, LLC., its consultant in the transaction.

The Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, based on its belief that the issuance of such securities did not involve a public offering, as there were fewer than 35 "non-accredited" investors, all of whom, either alone or through a purchaser representative, had such knowledge and experience in financial and business matters so that each was capable of evaluating the risks of the investment.

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT.

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The disclosures set forth in Item 2.01 are hereby incorporated by reference into this Item 5.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The audited financial statements as of June 30, 2011 of SurgLine are attached as Exhibit 99.2 hereto pursuant to Item 2.01 of Form 8-K.

(b) As a result of its acquisition of SurgLine described in Item 2.01, the Company is filing the pro forma financial information required by Item 9.01 herewith as Exhibit 99.3.

(c) Exhibits

Ex. No.	Description

2.1	Amended Agreement Concerning the Exchange of Securities by and among the Registrant and SurgLine, Inc. dated September 1, 2011.
3.1	Amended and Restated Articles of Incorporation of China Nuvo Solar Energy, Inc.
4.1	Amended and Restated Certificate of Designation Series B Preferred Stock of China Nuvo Solar Energy, Inc.
99.1	Press Release dated September 6, 2011.
99.2	Audited financial statements as of June 30, 2011 SurgLine, Inc.
99.3	Unaudited condensed combined pro forma financial statements as of April 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 8 2011

By: /s/ Henry Fong

Henry Fong

President and Chief Executive

Officer